As filed with the Securities and Exchange Commission on November 10, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pioneer Natural Resources Company

(Exact name of registrant as specified in its charter)

Delaware	75-2702753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

777 Hidden Ridge Irving, Texas (972) 444-9001	75038
(Address of Principal Executive Offices)	(Zip Code)

Pioneer Natural Resources Company Employee Stock Purchase Plan

(Full title of the plan)

Mark H. Kleinman

Pioneer Natural Resources Company

777 Hidden Ridge

Irving, Texas 75038

(972) 444-9001

(Name, address, and telephone number, including area code, of agent for service)

Copies to:

Robert L. Kimball

Vinson & Elkins L.L.P.

2001 Ross Avenue, Suite 3900 Dallas, Texas 75201

(214) 220-7860

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common stock, par value $0.01 per share	1,250,000 shares	$185.02	$231,275,000.00	$21,439.20

(1)

This Registration Statement on Form S-8 (this “Registration Statement”) registers 1,250,000 additional shares of common stock, par value $0.01 per share (“Common Stock”) of Pioneer Natural Resources Company, a Delaware corporation (the “Company” or the “Registrant”), reserved for issuance in connection with the Pioneer Natural Resources Company Employee Stock Purchase Plan, as amended (the “Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Pioneer Common Stock that become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)

The proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares of Common Stock have been estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act and based upon the average of the high and low sales prices of the shares of Common Stock as reported on The New York Stock Exchange on November 9, 2021 (a date within five business days prior to the date of filing this Registration Statement).

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, Pioneer Natural Resources Company, a Delaware corporation (the “Company” or the “Registrant”), is filing this Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) to register 1,250,000 additional shares of Pioneer common stock, par value $0.01 per share (the “Common Stock”) issuable under the Pioneer Natural Resources Company Employee Stock Purchase Plan, as amended (the “Plan”). The Plan was originally adopted in 1997, and has been amended various times since its effective date. The Registrant originally filed a Form S-8 with the Commission with respect to the Plan on September 8, 1997 (File No. 333-35165), and registered additional shares for the Plan on a Form S-8 Registration Statements on each of September 7, 2011 (File No. 333-176712) and August 17, 2012 (File No. 333-183379) (collectively, the “Prior Registration Statements”); this Registration Statement hereby incorporates by reference the contents of the Prior Registration Statements and made a part of this Registration Statement.

PART I

The information required in Part I of this Registration Statement is included in one or more prospectuses for the Plan that is not filed as part of this Registration Statement in accordance with Rule 428 of the Securities Act and the Note to Part 1 of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The contents of the Prior Registration Statements are incorporated herein by reference and made a part of this Registration Statement.

Item 8. Exhibits

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Registrant, dated June 26, 1997, and Certificate of Amendment of the Amended and Restated Certificate of Incorporation, effective May 18, 2012 (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, File No. 1-13245).

4.2	Sixth Amended and Restated Bylaws of the Company, dated November 19, 2020 (incorporated by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, File No. 1-13245).

4.3	Pioneer Natural Resources Company Employee Stock Purchase Plan (amended and restated effective as of September 1, 2021) (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on June 1, 2021, File No. 001-13245).

*5.1	Consent of Vinson & Elkins, L.L.P.

*23.1	Consent of Ernst & Young LLP.

*23.2	Consent of KPMG LLP.

*23.3	Consent of KPMG LLP.

*23.4	Consent of Netherland, Sewell & Associates, Inc.

*23.5	Consent of Vinson & Elkins, L.L.P. (included in the opinion filed as Exhibit 5.1 herein)

*24.1	Power of Attorney (included on signature page).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, Texas on the 10th day of November, 2021.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Neal H. Shah
Name:	Neal H. Shah
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard P. Dealy, Mark H. Kleinman, Neal H. Shah and Margaret Montemayor, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott D. Sheffield	Chief Executive Officer and Director (Principal Executive Officer)	November 10, 2021
Scott D. Sheffield

/s/ Neal H. Shah	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 10, 2021
Neal H. Shah

/s/ Margaret Montemayor	Vice President and Chief Accounting Officer (Principal Accounting Officer)	November 10, 2021
Margaret Montemayor

/s/ J. Kenneth Thompson	Chairman of the Board	November 10, 2021
J. Kenneth Thompson

/s/ A.R. Alameddine	Director	November 10, 2021
A.R. Alameddine

/s/ Lori G. Billingsley	Director	November 10, 2021
Lori G. Billingsley

/s/ Edison C. Buchanan	Director	November 10, 2021
Edison C. Buchanan

/s/ Maria S. Dreyfus	Director	November 10, 2021
Maria S. Dreyfus

/s/ Matt Gallagher	Director	November 10, 2021
Matt Gallagher

/s/ Phillip A. Gobe	Director	November 10, 2021
Phillip A. Gobe

/s/ Larry R. Grillot	Director	November 10, 2021
Larry R. Grillot

/s/ Royce W. Mitchell	Director	November 10, 2021
Royce W. Mitchell

/s/ Stacy P. Methvin	Director	November 10, 2021
Stacy P. Methvin

/s/ Frank A. Risch	Director	November 10, 2021
Frank A. Risch

/s/ Phoebe A. Wood	Director	November 10, 2021
Phoebe A. Wood

/s/ Michael D. Wortley	Director	November 10, 2021
Michael D. Wortley